PRICING SUPPLEMENT NO. 97-28 Dated April 29, 1998      Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No. 333-30543


                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


Chase Securities Inc. purchased $100,000,000 principal amount of these Medium-Term Notes, Series I, maturing on October 21, 1999, at a principal price of $100,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  October 21, 1999       Initial Interest Rate:
                                         Determined as if the Settlement
CUSIP Number:  08172M HW9                Date was an Interest Reset Date.
 Interest Rate Basis:                   Interest Reset Dates:
  LIBOR                                  Same as Interest Payment Dates

Specify Other Base Rate: N/A           Settlement Date (Issue Date):
                                         May 4, 1998
Index Maturity: 3-month
                                       Calculation Agent:
Spread: plus 0.01%                       The Chase Manhattan Bank

Spread Multiplier: N/A                 Optional Repayment Date(s):
                                         N/A
Maximum Interest Rate: N/A
                                       Additional Terms:
Minimum Interest Rate: N/A               For the purposes of the Notes
                                         contemplated hereunder, interest
Interest Payment Dates:                  payments will include interest
  The 21st day of each February, May,    accrued to, but excluding, the
  August and November commencing on      Interest Payment Date.
  August 21, 1998, through and
  including the Maturity Date.